Exhibit 99.1

TRUNITY HOLDINGS ANNOUNCES APPOINTMENT OF NEW CHAIRMAN AND CEO
AND CHANGES TO SENIOR LEADERSHIP TEAM AND BOARD OF DIRECTORS

Portsmouth, NH – (Marketwired) – September 27, 2013 – Trunity Holdings, Inc. (OTCBB/OTCQB:TNTY) (“Trunity”), the creator of the Trunity eLearning Platform that empowers higher education, K-12, corporate enterprises and government agencies worldwide to create, manage and share knowledge, today announced a series of changes to its senior leadership team and Board of Directors designed to better align and focus key individuals’ strengths and expertise on mission critical areas of operations and corporate growth initiatives.

Effective immediately, Terry Anderton has stepped down as the Company’s Chairman and Chief Executive Officer, but will remain with Trunity as  President and a member of the Board of Directors.  In this newly appointed executive role, Anderton is charged with leading the Company’s international sales activities with emphasis on establishing partnerships with education ministries and governmental agencies.  Replacing Anderton as Trunity’s newly appointed Chairman and Chief Executive Officer is Dr. Arol I. Buntzman.  With nearly four decades of senior management experience leading high growth companies in a broad range of industries, Dr. Buntzman has elected to leave retirement to oversee execution of Trunity’s growth strategies as it continues to earn distinction as a preferred provider of transformational education technology and resources to the global education marketplace.

A life-long acquirer of knowledge as both a student and an educator, Dr. Buntzman earned an A.A.S. degree in Accounting from Westchester Community College, as well as both a B.S. degree in Real Estate and Economics and an MBA degree from Arizona State University.  Upon completion of his MBA, he worked as an instructor in the Business Department of Southern Oregon College.  From 1971 through 1991, Dr. Buntzman fueled his entrepreneurial passion, serving as President or CEO of various companies he founded in the areas of real estate development, property management, hospital equipment, cosmetics and biotechnology.

In 1991, he sold his corporate interests and a year later returned to academia to earn a P.D. in Education Administration and an Ed.D. degree from the Executive Leadership Program at Fordham University, Graduate School of Education. His doctoral dissertation focused on the use of live interactive video conferencing for education delivery.  Since then, Dr. Buntzman has been at the forefront of development and implementation of video conferencing for higher education and professional training; and was recognized as a Smithsonian-Computerworld Laureate for his work in this field. Dr. Buntzman has served as a consultant and Adjunct Professor for the Fordham University Graduate School of Education.

Dr. Buntzman founded in 1997 and served as Chairman of the Board (until 2006) and Chief Executive Officer (until 2003) of Educational Video Conferencing, Inc. (EVCI), a public company listed on the NASDAQ stock exchange, which provided accredited college courses, certificate and degree programs, as well as training, professional development and continuing education programs via live interactive video conferencing systems.  EVCI’s educational providers included 22 universities and training organizations, ranging from Notre Dame University to Mercy College. Its customers included corporations, school districts and community groups, including Prudential, AIG, Merrill Lynch, Lockheed Martin and the New York City Police Department.  Dr. Buntzman served as Chancellor of EVCI’s three two-year colleges – The College of Technology, Interboro Institute and Pennsylvania School of Business. At EVCI, he developed a successful entrepreneurship program for the colleges and co-developed with Notre Dame University an “intrepreneurship” program for corporate executives, utilizing high definition multipoint video conferencing and designed to bring entrepreneurial thinking into corporations.

From 2006 through 2009, Dr. Buntzman devoted his efforts to organizing education and training initiatives to help break the cycle of poverty in the poorest countries of the Americas.

In 2010, Dr. Buntzman co-founded and co-directed with his wife, Hon. Laura Safer Espinoza (a retired New York Supreme Court Judge with extensive legal training experience in Latin America) Capacitaciones Para Juicios Orales, Inc. (CJO), to provide oral trial advocacy training to judges and lawyers in Mexico. CJO delivered the training live on-site in Mexico, remotely through live interactive high definition video conferencing, and through a combination of both modalities in conjunction with the Conference of Western Attorneys General, and reached over 5000 private and public lawyers and judges.

Additional changes to Trunity’s senior leadership team and Board of Directors, effective September 24, 2013, included the resignation of the Company’s Executive Vice President and Chief Technology Officer, Joakim Lindblom, Ph.D., from the Board; however, Dr. Lindblom, who will remain with the Company in his current executive capacity, has been granted Board observer status, entitling him to be invited to attend and participate in all Board meetings. In addition, Nicole Fernandez-McGovern, Trunity’s Chief Financial Officer and Treasurer, will replace Dr. Lindblom as the Company’s Secretary.

Commenting on the changes and new appointments, Dr. Buntzman stated, “Trunity is confronting an entirely new phase of global growth and expansion that will serve to define the role our Company will play in transforming how knowledge is accessed, managed and shared around the world for years to come. I feel very privileged to be joining this dynamic young company at such an exciting, pivotal time in its history and look forward to working closely with Terry, Joakim, Nicole and the rest of our talented team to ensure that Trunity realizes its extraordinary growth potential.”

About Trunity Holdings, Inc.

Founded in 2009, Trunity Holdings, Inc. (OTCBB/OTCQB: TNTY) (“Trunity”) has developed a collaborative knowledge management, publishing and education delivery platform, which provides an end-to-end solution for the rapidly growing eTextbook, eLearning and enterprise training marketplaces. As a result of the platform’s innovative multi-tenant cloud-based architecture, Trunity allows content from multiple sources to be assembled into customized living digital textbooksand courseware and delivered with real-time updates directly to the student on any Internet-enabled computer or mobile device. The content powered by Trunity is seamlessly integrated with learning management, social collaboration, standards alignment, real-time analytics and royalty-tracking functionality. Trunity currently hosts a growing global community of over 4,300 expert contributors made up of top scientists and educators, who create peer-reviewed educational content. The Company’s clients include leading colleges, universities, K-12 schools, corporate enterprises and government agencies worldwide. Headquartered in Portsmouth, New Hampshire, Trunity has operations in North America, Ukraine and India. For more information, visit http://www.trunity.com/.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect Trunity Holdings Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

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